Exhibit 1.2

FORT TECHNOLOGY INC.

(the “Company”)

AMENDED AND RESTATED BY-LAW NO. 1

a by-law relating generally to the transaction of

the business and affairs of the Company

BE IT PASSED AND MADE as a by-law of the Company as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this by-law, unless there is something in the subject matter or context inconsistent therewith,

“Act” means the Business Corporations Act (Ontario);

“affiliate” means an affiliated body corporate, and one body corporate shall be deemed to be affiliated with another body corporate if, but only if, one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same person;

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory in Canada, as from time to time amended, the written rules, regulations and forms made or promulgated under any such legislation and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province or territory of Canada;

“articles” means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization, articles of revival, letters patent, supplementary letters patent, a special act and any other instrument by which the Company is incorporated;

“auditor” means the auditor of the Company;

“board” means the board of directors of the Company;

“by-law” means a by-law of the Company;

“Chair of the Board”, “President”, “Vice-President”, “Secretary”, “Treasurer”, “Managing Director”, “General Manager”, “Assistant Secretary”, “Assistant Treasurer” or any other officer means such officer of the Company;

“committee” means a committee appointed pursuant to section 4.1 of this by-law;

“director” means a director of the Company;

“day” means a clear day and a period of days shall be deemed to commence the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday;

“employee” means an employee of the Company;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the applicable legislation;

“number of directors” means the number of directors set out in the articles or, where a minimum and maximum number of directors is set out in the articles, the number of directors as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors;

“officer” means an officer of the Company;

“ordinary resolution” means a resolution that is (i) submitted to a meeting of the shareholders and passed, with or without amendment, at the meeting by at least a majority of the votes cast; or (ii) signed by all of the shareholders entitled to vote on that resolution;

“person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“recorded address” means (i) in the case of a shareholder, the address of the shareholder as recorded in the securities register; (ii) in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; (iii) in the case of an officer, auditor or member of a committee of the board, the latest address as recorded in the records of the Company; and (iv) in the case of a director, the latest address as recorded in the records of the Company or in the most recent notice filed under applicable corporate information legislation, whichever is more current;

“shareholder” means a shareholder of the Company;

“STA” means the Securities Transfer Act, 2006 (Ontario);

“resident Canadian” means an individual who is: (a) a Canadian citizen ordinarily resident in Canada; (b) a Canadian citizen not ordinarily resident in Canada who is a member of a class of persons prescribed by the Act for the purposes of the definition of “resident Canadian”; or (c) a permanent resident within the meaning of the Immigration Act of Canada and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which he or she first became eligible to apply for Canadian citizenship;

“special resolution” means a resolution that is: (a) submitted to a special meeting of the shareholders of the Company duly called for the purpose of considering the resolution and passed, with or without amendment, at such meeting by at least two-thirds of the votes cast; or (b) consented to in writing by each shareholder of the Company entitled to vote at such a meeting or its attorney authorized in writing;

“subsidiary” means in relation to another body corporate, a body corporate which:

(a)	is controlled by

(i)	that other, or

(ii)	that other and one or more bodies corporate each of which is controlled by that other, or

(iii)	two or more bodies corporate each of which is controlled by that other; or

(b)	is a subsidiary of a body corporate that is that other’s subsidiary;

“unanimous shareholder agreement” means: (A) a written agreement among all the shareholders or among all the shareholders and one or more persons who are not shareholders that restricts in whole or in part the powers of the directors to manage or supervise the management of the business and affairs of the Company; or (B) a written declaration made by a person who is the beneficial owner of all the issued shares of the Company that restricts in whole or in part the powers of the directors to manage or supervise the management of the business and affairs of the Company; and

subject to the foregoing, the words and expressions herein contained shall have the same meaning as corresponding words and expressions in the Act.

1.2	Interpretation

In each by-law and resolution, unless there is something in the subject matter or context inconsistent therewith, the singular shall include the plural and the plural shall include the singular and the masculine shall include the feminine. Wherever reference is made in this or any other by-law or in any special resolution to any statute or section thereof, such reference shall be deemed to extend and refer to any amendment to or re-enactment of such statute or section, as the case may be.

1.3	Headings and Table of Contents

The headings and table of contents in this by-law are inserted for convenience of reference only and shall not affect the construction or interpretation of this by-law.

ARTICLE 2
GENERAL

2.1	Registered Office

The Company may by resolution of the directors change the location of its registered office within the municipality or geographic township specified in the articles.

2.2	Corporate Seal

The Company may have a corporate seal which shall be adopted and may be changed by resolution of the directors.

2.3	Financial Year

The directors may by resolution fix the financial year end of the Company and the directors may from time to time by resolution change the financial year end of the Company.

2.4	Execution of Documents

(a)	Instruments in writing requiring execution by the Company may be signed on behalf of the Company by any officer or director of the Company, and all instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The board may from time to time by resolution appoint any officer or officers or any other person or persons on behalf of the Company either to sign instruments in writing generally or to sign specific instruments in writing.

(b)	Any instrument in writing requiring execution by the Company may be signed manually or electronically.

(c)	The corporate seal of the Company (if any) may be affixed to instruments in writing signed as aforesaid by any person authorized to sign the same or at the direction of any such person.

(d)	The term “instruments in writing” as used herein shall include deeds, contracts, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money, conveyances, transfers and assignments of shares, instruments of proxy, powers of attorney, stocks, bonds, debentures or other securities or any paper writings, and shall include share certificates and acknowledgements of a shareholder’s right to a share certificate.

(e)	Subject to section 11.5 of this by-law, the signature or signatures of an officer or director, person or persons appointed as aforesaid by resolution of the directors, may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all instruments in writing executed or issued by or on behalf of the Company and all instruments in writing on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such instruments in writing.

(f)	Subject to the Act and applicable electronic commerce legislation, any contracts, documents or instruments required to be created or provided in writing and required or permitted to be executed by one or more persons on behalf of the Company may be: (i) created in electronic document form and provided by electronic means; (ii) signed by mechanically reproduced signature or electronic signature, which signature or signatures shall be as valid to all intents and purposes as if they had been signed manually; and (iii) executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such contract, document or instrument in writing.”

2.5	Resolutions in Writing

(a)	A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or such committee of directors.

(b)	A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or representations in writing are submitted by the auditor in accordance with the Act.

(c)	Where the Company has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

2.6	Divisions

The board may cause the business and operations of the Company or any part thereof to be divided into one or more divisions upon such basis, including without limitation, types of business or operations, geographical territories, product lines or goods or services, as the board may consider appropriate in each case. From time to time the board or any person authorized by the board may authorize, upon such basis as may be considered appropriate in each case:

(a)	the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions or sub-units;

(b)	the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Company; and

(c)	the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to such officer’s rights under any employment contract or in law, provided that any such officer shall not, as such, be an officer of the Company.

ARTICLE 3
DIRECTORS

3.1	General

Subject to any unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Company.

3.2	Qualification

(a)	The following persons are disqualified from being a director:

(i)	a person who is less than eighteen years of age;

(ii)	a person who has been found under the Substitute Decisions Act, 1992 (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere;

(iii)	a person who is not an individual; and

(iv)	a person who has the status of bankrupt.

(b)	Unless the articles otherwise provide, a director is not required to hold shares issued by the Company.

3.3	Election

Subject to the Act, the directors shall be elected at the first meeting of shareholders and at each succeeding annual meeting of the shareholders.

3.4	Fixing Number of Directors

If the articles provide for a minimum and maximum number of directors, the number of directors of the Company and the number of directors to be elected at the annual meeting of the shareholders shall be such number as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors.

3.5	Term of Office

Subject to the articles, the term of office of a director not elected for an expressly stated term shall commence at the close of the meeting of shareholders at which he or she is elected and shall terminate at the close of the first annual meeting of shareholders following such election. If an election of directors is not held at the proper time the incumbent directors continue in office until their successors are elected.

3.6	Ceasing to Hold Office

A director ceases to hold office when:

(a)	he or she dies or, subject to section 3.7 of this by-law, he or she resigns;

(b)	he or she is removed from office in accordance with the Act or the by-laws; or

(c)	he or she becomes disqualified from being a director under the Act or by-laws.

3.7	Resignation of a Director

A director may resign his or her office as a director by giving to the Company his or her written resignation, which resignation shall become effective at the later of:

(a)	the time at which such resignation is received by the Company; or

(b)	the time specified in the resignation.

3.8	Removal

Subject to the Act, the shareholders may by resolution at an annual or special meeting of shareholders remove any director or directors from office and may by resolution at such meeting elect any person to fill the vacancy created by the removal of such director, failing which the vacancy created by the removal of such director may be filled by the directors.

3.9	Vacancies

(a)	Subject to the Act, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from:

(i)	an increase in the number of directors or in the maximum number of directors, as the case may be; or

(ii)	a failure to elect the number of directors required to be elected at any meeting of shareholders.

(b)	A director appointed or elected to fill a vacancy holds office for the unexpired term of his or her predecessor.

(c)	If there is not a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or by section 3.4 of this by-law, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

(d)	Subject to the articles or by-laws, where there is a vacancy or vacancies on the board, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

3.10	Additional Directors

Notwithstanding Section 3.9, if the articles provide for a minimum and maximum number of directors, the directors are empowered to determine the number of directors provided that the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

3.11	Remuneration

Subject to the articles, the by-laws and any unanimous shareholder agreement, the directors may fix the remuneration of the directors, officers and employees of the Company.

3.12	Power to Borrow

Unless the articles or by-laws or a unanimous shareholder agreement otherwise provide, the directors may without authorization of the shareholders from time to time:

(a)	borrow money upon the credit of the Company;

(b)	issue, reissue, sell or pledge debt obligations of the Company;

(c)	subject to the Act, give a guarantee on behalf of the Company to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Company owned or subsequently acquired, to secure any obligation of the Company.

3.13	Delegation of Power to Borrow

Unless the articles or by-laws or a unanimous shareholder agreement otherwise provide, the directors may by resolution delegate any or all of the powers referred to in section 3.12 of this by-law to a director, a committee or an officer.

ARTICLE 4
COMMITTEES

4.1	Appointment

Subject to the Act, the articles or the by-laws, the directors may appoint from their number one or more committees and may by resolution delegate to any such committee any of the powers of the directors.

4.2	Provisions Applicable

The following provisions shall apply to any committee appointed by the directors:

(a)	unless otherwise provided by resolution of the directors, each member of a committee shall continue to be a member thereof until the expiration of his or her term of office as a director;

(b)	the directors may from time to time by resolution specify which member of a committee shall be the chair thereof and, subject to section 4.1 of this by-law, may by resolution modify, dissolve or reconstitute a committee and make such regulations with respect to and impose such restrictions upon the exercise of the powers of a committee as the directors think expedient;

(c)	the meetings and proceedings of a committee shall be governed by the provisions of the by-laws of the Company for regulating the meetings and proceedings of the board so far as the same are applicable thereto and are not superseded by any regulations or restrictions made or imposed by the directors pursuant to subsection 4.2(b) of this by-law;

(d)	the members of a committee as such shall be entitled to such remuneration for their services as members of a committee as may be fixed by resolution of the directors, who are hereby authorized to fix such remuneration;

(e)	unless otherwise provided by resolution of the board, the Secretary of the Company shall be the secretary of any committee;

(f)	subject to section 4.1 of this by-law, the directors shall fill vacancies in a committee by appointment from among their number; and

(g)	unless otherwise provided by resolution of the board, meetings of a committee may be convened by the direction of any member thereof.

ARTICLE 5
MEETINGS OF DIRECTORS

5.1	Place of Meetings

Meetings of the board and of any committee may be held at any place within or outside Ontario. In any financial year of the Company, a majority of the meetings of the board and a majority of the meetings of any committee need not be held within Canada.

5.2	Calling of Meetings

A meeting of the board may be called at any time by the Chair of the Board, the President (if he or she is a director), a Vice-President (if he or she is a director) or any one of the directors and the Secretary shall cause notice of a meeting of directors to be given when so directed by any such person or persons.

5.3	Notice of Meetings

(a)	Notice of any meeting of the board specifying the time and, except where the meeting is to be held as provided for in section 5.6 of this by-law, the place for the holding of such meeting shall be given in accordance with the terms of section 16.1 of this by-law to every director not less than two days before the date of the meeting.

(b)	Notice of an adjourned meeting of the board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

(c)	Meetings of the board may be held at any time without formal notice if all the directors are present or if all the directors who are not present, in writing or by cable, telegram or any form of transmitted or recorded communication, waive notice or signify their consent to the meeting being held without formal notice. Notice of any meeting or any irregularity in any meeting or in the notice thereof may be waived by any director either before or after such meeting. Attendance of a director at a meeting of the board is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

5.4	Regular Meetings

The board may by resolution fix a day or days in any month or months for the holding of regular meetings at a time and place specified in such resolution. A copy of any resolution of the board specifying the time and place for the holding of regular meetings of the board shall be sent to each director at least two days before the first of such regular meetings and no other notice shall be required for any of such regular meetings.

5.5	First Meeting of New Board

For the first meeting of the board to be held immediately following the election of directors at an annual or other meeting of the shareholders or for a meeting of the board at which a director is appointed to fill a vacancy in the board, no notice need be given to the newly elected or appointed director or directors.

5.6	Participation by Telephone

A meeting of the board or of a committee may be held by means of telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present in person at that meeting for the purposes of the Act and this by-law.

5.7	Chair

The chair of any meeting of the board shall be the first mentioned of such of the following persons as have been appointed and who is present at the meeting: Chair of the Board, Lead Director (if any), Chief Executive Officer (if a director), or any other director designated by the board for such purpose. If no such person is present, the directors present shall choose one of their number to be chair.

5.8	Quorum

(a)	Subject to the articles and subsection 5.8(b) of this by-law, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of the board, but in no case shall a quorum be less than two-fifths of the number of directors or minimum number of directors, as the case may be.

(b)	Where the Company has fewer than three directors, the director or both directors, as the case may be, must be present at any meeting of the board to constitute a quorum.

(c)	Directors shall not transact business at a meeting of directors unless a quorum of the board is present.

5.9	Voting

All questions arising at any meeting of the board shall be decided by a majority of votes. In case of an equality of votes, the chair of the meeting shall have, in addition to his or her original vote, a second or casting vote.

5.10	Auditor

The auditor shall be entitled to attend at the expense of the Company and be heard at meetings of the board on matters relating to its duties as auditor.

ARTICLE 6
STANDARD OF CARE OF DIRECTORS AND OFFICERS

6.1	Standard of Care

Every director and officer in exercising his or her powers and discharging his or her duties to the Company shall:

(a)	act honestly and in good faith with a view to the best interests of the Company; and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

6.2	Liability for Acts of Others

Subject to section 6.1 of this by-law, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipts or acts for conformity or for any loss, damage, or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the board for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects of the Company shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto, unless the same are occasioned by his or her own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

ARTICLE 7
FOR THE PROTECTION OF DIRECTORS AND OFFICERS

7.1	Indemnification by Company

(a)	The Company shall indemnify and save harmless a director or officer of the Company, a former director or officer of the Company, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, or another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative investigative or other proceeding in which the individual is involved because of that association with the Company or other entity.

(b)	The Company shall advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection 7.1(a) of this by-law, but the individual shall repay the money to the Company if the individual does not fulfil the conditions set out in subsection 7.1(c) of this by-law.

(c)	The Company shall not indemnify an individual identified in subsection 7.1(a) of this by-law unless:

(i)	the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

(d)	The Company shall, subject to the approval of the Ontario Superior Court of Justice, indemnify an individual referred to in subsection 7.1(a) of this by-law, or advance moneys under subsection 7.1(b) of this by-law, in respect of an action by or on behalf of the Company or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the Company or other entity as described in subsection 7.1(a) of this by-law, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsections 7.1(c)(i) and 7.1(c)(ii) of this by-law.

(e)	Notwithstanding anything in this Article 7, an individual referred to in subsection 7.1(a) of this by-law is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is made a party because of the individual’s association with the Company or other entity as described in subsection 7.1(a) of this by-law, if the individual seeking the indemnity:

(i)	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(ii)	fulfils the conditions set out in subsections 7.1(c)(i) and 7.1(c)(ii) of this by-law.

(f)	The Company shall also indemnify and save harmless an individual referred to in subsection 7.1(a) of this by-law in such other circumstances as the Act or the law permits or requires. Nothing in this by-law shall limit the right of any person entitled to claim indemnity apart from the provisions of this by-law.

(g)	The Company may from time to time enter into agreements pursuant to which the Company agrees to indemnify one or more persons in accordance with section 7.1 of this by-law.

7.2	Insurance

The Company may, from time to time as the Board may determine, purchase and maintain insurance for the benefit of an individual referred to in subsection 7.1(a) of this by-law against any liability incurred by the individual:

(a)	in the individual’s capacity as a director or officer of the Company; or

(b)	in the individual’s his or her capacity as a director or officer, or a similar capacity, of another entity, of the individual acts or acted in that capacity at the Company’s request.

7.3	Directors’ Expenses

The directors shall be reimbursed for their out-of-pocket expenses incurred in attending board, committee or shareholders’ meetings or otherwise in respect of the performance by them of their duties and no confirmation by the shareholders of any such reimbursement shall be required.

7.4	Performance of Services for Company

Subject to Article 8 of this by-law, if any director or officer shall be employed by or shall perform services for the Company otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his or her being a director or officer shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

ARTICLE 8
INTEREST OF DIRECTORS AND OFFICERS IN CONTRACTS

8.1	Disclosure of Interest

A director or officer who:

(a)	is a party to a material contract or transaction or proposed material contract or transaction with the Company; or

(b)	is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Company,

shall disclose in writing to the Company or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest.

8.2	Time of Disclosure by Director

The disclosure required by section 8.1 of this by-law shall be made, in the case of a director:

(a)	at the meeting at which a proposed contract or transaction is first considered;

(b)	if the director was not then interested in a proposed contract or transaction, at the first meeting after he or she becomes so interested;

(c)	if the director becomes interested after a contract is made or a transaction is entered into, at the first meeting after he or she becomes so interested; or

(d)	if a person who is interested in a contract or transaction later becomes a director, at the first meeting after he or she becomes a director.

8.3	Time of Disclosure by Officer

The disclosure required by section 8.1 of this by-law shall be made, in the case of an officer who is not a director:

(a)	forthwith after he or she becomes aware that the contract or transaction or proposed contract or transaction is to be considered or has been considered at a meeting of directors;

(b)	if the officer becomes interested after a contract is made or a transaction is entered into, forthwith after he or she becomes so interested; or

(c)	if a person who is interested in a contract or transaction later becomes an officer, forthwith after he or she becomes an officer.

8.4	Time of Disclosure in Extraordinary Cases

Notwithstanding sections 8.2 and 8.3 of this by-law, where section 8.1 of this by-law applies to a director or officer in respect of a material contract or transaction or proposed material contract or transaction that, in the ordinary course of the Company’s business, would not require approval by the directors or shareholders, the director or officer shall disclose in writing to the Company or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest forthwith after the director or officer becomes aware of the contract or transaction or proposed contract or transaction.

8.5	Voting by Interested Director

A director referred to in section 8.1 of this by-law shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction unless the contract or transaction is:

(a)	one relating primarily to his or her remuneration as a director of the Company or an affiliate;

(b)	one for indemnity or insurance pursuant to the Act; or

(c)	one with an affiliate.

8.6	Remaining Directors Deemed Quorum

If no quorum exists for the purpose of voting on a resolution to approve a contract or transaction only because a director is not permitted to be present at the meeting by reason of section 8.5, the remaining directors shall be deemed to constitute a quorum for the purposes of voting on the resolution.

8.7	Shareholder Approval

Where all of the directors are required to make disclosure as described in section 8.1 of this by-law, the contract or transaction may be approved only by the shareholders.

8.8	Nature of Disclosure

For the purposes of this Article 8, a general notice to the directors by a director or officer disclosing that he or she is a director or officer of or has a material interest in a person, or that there has been a material change in the director’s or officer’s interest in the person, and is to be regarded as interested in any contract made or any transaction entered into with that person, is a sufficient disclosure of interest in relation to any such contract or transaction.

8.9	Effect of Disclosure

Where a material contract is made or a material transaction is entered into between the Company and a director or officer of the Company, or between the Company and another person of which a director or officer of the Company is a director or officer or in which he or she has a material interest:

(a)	the director or officer is not accountable to the Company or its shareholders for any profit or gain realized from the contract or transaction; and

(b)	the contract or transaction is neither void nor voidable;

by reason only of that relationship or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if the director or officer disclosed his or her interest in accordance with sections 8.2, 8.3 or 8.4 of this by-law, as the case may be, and the contract or transaction was reasonable and fair to the Company at the time it was so approved.

8.10	Confirmation by Shareholders

Notwithstanding anything in this Article 8, a director or officer, acting honestly and in good faith, is not accountable to the Company or to its shareholders for any profit or gain realized from any such contract or transaction by reason only of his or her holding the office of director or officer, and the contract or transaction, if it was reasonable and fair to the Company at the time it was approved, is not by reason only of the director’s or officer’s interest therein void or voidable, where:

(a)	the contract or transaction is confirmed or approved by special resolution at a meeting of the shareholders duly called for that purpose; and

(b)	the nature and extent of the director’s or officer’s interest in the contract or transaction are disclosed in reasonable detail in the notice calling the meeting or in the information circular required pursuant to the Act.

ARTICLE 9
OFFICERS

9.1	Officers

Subject to the articles, by-laws and any unanimous shareholder agreement, the board may, annually or as often as may be required, by resolution appoint a President or Chair of the Board and a Secretary. In addition, the board may from time to time by resolution appoint such other officers as the board determines to be necessary or advisable in the interests of the Company, which officers shall, subject to the Act, have such authority and perform such duties as may from time to time be prescribed by resolution of the board. None of the said officers, other than the Chair of the Board, need be a member of the board. Any two or more offices of the Company may be held by the same person, except those of President and Vice-President. If the same person holds both the office of Secretary and the office of Treasurer, he or she may be known as Secretary-Treasurer.

9.2	Appointment of President or Chair of the Board and Secretary

At the first meeting of the board after each annual meeting of shareholders, the board may appoint a President or Chair of the Board and a Secretary.

9.3	Remuneration and Removal of Officers

The remuneration of all officers shall be determined from time to time by the board. The fact that any officer is a director or shareholder shall not disqualify him or her from receiving such remuneration as may be so determined. All officers shall be subject to removal by resolution of the board at any time.

9.4	Duties of Officers May Be Delegated

In case of the absence or inability to act of the Chair of the Board or the President, or any other officer of the Company, or for any other reason that the board may deem sufficient, the board may delegate the powers of such officer to any other officer or to any director for the time being.

9.5	Chair of the Board

The Chair of the Board shall, if present, preside at all meetings of directors and shareholders. He or she shall sign all instruments which require his or her signature and shall perform all duties incident to his or her office, and shall have such other powers and perform such other duties as may from time to time be prescribed by resolution of the board.

9.6	President

The President shall sign all instruments which require his or her signature and shall perform all duties incident to his or her office, and shall have such other powers and perform such other duties as may from time to time be prescribed by resolution of the board.

9.7	Managing Director

Subject to the Act, articles and by-laws, the directors may appoint from their number a Managing Director, and may delegate to such Managing Director any of the powers of the directors. The Managing Director shall have such other powers and perform such other duties as may from time to time be prescribed by resolution of the board.

9.8	General Manager

The General Manager shall have such authority to manage the business of the Company and perform such duties as may from time to time be prescribed by resolution of the board.

9.9	Vice-President

During the President’s absence or inability or refusal to act, the President’s duties may be performed and his or her powers may be exercised by the Vice-President, or if there are more than one, by the Vice-Presidents in order of seniority or designation (as determined by the board), except that no Vice-President shall preside at a meeting of the board unless he or she is a director. A Vice-President shall also have such other authority and perform such other duties as may from time to time be prescribed by resolution of the board.

9.10	Secretary

The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of any committee. He or she shall enter or cause to be entered in the books kept for that purpose minutes of all proceedings at meetings of directors and of shareholders. He or she shall be the custodian of the seal (if any) of the Company and of all books, papers, records, documents and other instruments belonging to the Company. The Secretary shall have such other authority and perform such other duties as may from time to time be prescribed by resolution of the board.

9.11	Treasurer

The Treasurer shall have the care and custody of all the funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks or with such depositary or depositaries as the board may by resolution direct. He or she shall at all reasonable times exhibit his or her books and accounts to any director upon application at the office of the Company during business hours. He or she shall sign or countersign such instruments as require his or her signature and shall perform all duties incident to his or her office or that are properly required of him or her by resolution of the board. He or she may be required to give such bond for the faithful performance of his or her duties as the board in its uncontrolled discretion may require but no director shall be liable for failure to require any bond or for the insufficiency of any bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided. The Treasurer shall also have such other authority and perform such other duties as may from time to time be prescribed by resolution of the board.

9.12	Assistant Secretary and Assistant Treasurer

(a)	During the Secretary’s absence or inability or refusal to act, the Assistant Secretary shall perform all the duties of the Secretary. The Assistant Secretary shall also have such other authority and perform such other duties as may from time to time be prescribed by resolution of the board.

(b)	During the Treasurer’s absence or inability or refusal to act, the Assistant Treasurer shall perform all the duties of the Treasurer. The Assistant Treasurer shall also have such other authority and perform such other duties as may from time to time be prescribed by resolution of the board.

9.13	Delegation of Board Powers

In accordance with the by-laws and subject to the Act, the board may from time to time by resolution delegate to any officer or officers power to manage the business and affairs of the Company.

9.14	Vacancies

If any office of the Company shall for any reason be or become vacant, the directors by resolution may appoint a person to fill such vacancy.

9.15	Variation of Powers and Duties

Notwithstanding the foregoing, the board may from time to time and subject to the Act, add to or limit the powers and duties of an office or of an officer occupying any office.

9.16	Chief Executive Officer

(a)	The board may by resolution designate any one of the officers (including the Chair of the Board, if any) as the Chief Executive Officer of the Company and may from time to time by resolution rescind any such designation and designate another officer as the Chief Executive Officer of the Company.

(b)	The officer designated as the Chief Executive Officer of the Company pursuant to subsection 9.16(a) of this by-law shall exercise general supervision over the affairs of the Company.

ARTICLE 10
MEETINGS OF SHAREHOLDERS

10.1	Calling of Meetings

A meeting of shareholders may be called at any time by resolution of the board or by the Chair of the Board or by the President, and the Secretary shall cause notice of a meeting of shareholders to be given when directed so to do by resolution of the board or by the Chair of the Board or by the President.

10.2	Annual Meeting

Subject to the Act, the Company shall hold an annual meeting of shareholders not later than eighteen months after the Company comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting for the purpose of considering the financial statements and the auditor’s report, electing directors and appointing auditors.

10.3	Special Meeting

Subject to the Act, a special meeting of shareholders may be called at any time and may be held in conjunction with an annual meeting of shareholders.

10.4	Place of Meetings

Subject to the articles and any unanimous shareholder agreement, a meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of the Company is located.

10.5	Meeting Held by Electronic Means

The board or shareholders who call a meeting of shareholders pursuant to the Act, may determine that the meeting shall be held, in accordance with the Act and the regulations thereto, by means of telephonic, electronic, or other communication facility that permits all participants to communicate instantaneously and simultaneously with each other during the meeting, provided the Company makes provision for electronic voting at such meeting in accordance with the Act and section 10.26. Any person who participates in a meeting through those means shall be deemed for the purposes of the Act to be present in person at such meeting.

10.6	Notice

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 16.1 in this by-law not less than ten days or if the Corporation is an offering corporation, not less than twenty-one days, but in either case not more than fifty days before the date of the meeting to each director, to the auditor and to each shareholder entitled to vote at such meeting. A notice of a meeting is not required to be sent to shareholders who were not registered on the records of the Company or its transfer agent on the record date determined under subsection 10.10(i) of this by-law but failure to receive a notice does not deprive a shareholder of the right to vote at the meeting.

10.7	Contents of Notice

The notice of a meeting of shareholders shall state the day, hour and place of the meeting, and shall state or be accompanied by a statement of:

(a)	the nature of any special business to be transacted at the meeting in sufficient detail to permit a shareholder to form a reasoned judgment thereon; and

(b)	the text of any special resolution or by-law to be submitted to the meeting.

For the purposes of this section 10.7, “special business” includes all business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor.

10.8	Waiver of Notice

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.9	Notice of Adjourned Meetings

(a)	If a meeting of shareholders is adjourned for less than thirty days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned.

(b)	If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.10	Record Date for Notice

(a)	The directors may by resolution fix in advance a time and date as the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders, which record date shall not precede by more than sixty days or by less than thirty days the date on which the meeting is to be held. Where no such record date for the determination of the shareholders entitled to notice of a meeting of the shareholders is fixed by the directors as aforesaid, such record date shall be:

(i)	at the close of business on the day immediately preceding the day on which notice of such meeting is given; or

(ii)	if no notice is given, the day on which the meeting is held;

(b)	If a record date is fixed pursuant to subsection 10.10(a) of this by-law, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed, in accordance with section 13.3 of this by-law.

10.11	Omission of Notice

Subject to the Act, the accidental omission to give notice of any meeting of shareholders to any person entitled thereto or the non-receipt of any notice by any such person shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

10.12	List of Shareholders

(a)	The Company or its transfer agent shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder, which list shall be prepared:

(i)	if a record date is fixed under subsection 10.10(a) of this by-law, not later than ten days after such record date; or

(ii)	if no record date is fixed:

(A)	at the close of business on the day immediately preceding the day on which notice is given; or

(B)	where no notice is given; on the day on which the meeting is held.

(b)       A shareholder may examine the list of shareholders:

(i)	during usual business hours at the registered office of the Company or at the place where its central securities register is maintained; and

(ii)	at the meeting of shareholders for which the list was prepared.

10.13	Shareholders Entitled to Vote

Where the Company fixes a record date under subsection 10.10(a) of this by-law, a person named in the list prepared under section 10.12 of this by-law is entitled to vote the shares shown opposite its name at the meeting to which the list relates.

10.14	Persons Entitled to Be Present

The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat and the President, the Secretary, the directors, the scrutineer or scrutineers and the auditor and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.15	Participation in Meeting by Electronic Means

Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act and the by-laws, by means of telephonic, electronic or other communications facilities that permits all participants to communicate instantaneously and simultaneously with each other during the meeting, provided the Company makes available such telephonic, electronic or other communications facility. A person participating in such a meeting is deemed to be present in person at the meeting and a shareholder or proxy holder entitled to vote at such a meeting may vote, in accordance with the Act, by means of the telephonic, electronic or other communications facility that the Company has made available for that purpose, whether such meeting is to be held at a designated place or solely by means of a telephonic, electronic, or other communications facility.

10.16	Proxies

(a)	Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, as its nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy.

(b)	A proxy shall be executed by the shareholder or its attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized and shall conform with the requirements of the Act.

10.17	Revocation of Proxies

A shareholder may revoke a proxy

(a)	by depositing an instrument in writing executed by the shareholder or by its attorney authorized in writing:

(i)	at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, at which the proxy is to be used; or

(ii)	with the chair of the meeting on the day of the meeting or an adjournment thereof; or

(b)	in any other manner permitted by law.

10.18	Deposit of Proxies

The directors may by resolution fix a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Company or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.

10.19	Joint Shareholders

Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

10.20	Chair and Secretary

(a)	The chair of any meeting of shareholders shall be the first mentioned of such of the following persons as have been appointed or designated and who is present at the meeting: Chair of the Board, Chief Executive Officer, Lead Director (if any), or any other director or officer designated by the board for such purpose. If no such person is present within fifteen minutes after the time appointed for the holding of the meeting, the directors present shall choose one of their number to be chair, or if no director is present or if all directors present decline to act as chair, the shareholders present shall choose a person from their number to be the chair.

(b)	The Secretary shall be the secretary of any meeting of shareholders, but if the Secretary is absent, the chair shall appoint some person who need not be a shareholder to act as secretary of the meeting.

10.21	Scrutineers

The chair of any meeting of shareholders may appoint one or more persons to act as scrutineer or scrutineers at such meeting and in that capacity to report to the chair such information as to attendance, representation, voting and other matters at the meeting as the chair shall direct.

10.22	Votes to Govern

At all meetings of shareholders every question shall, unless otherwise required by law, the articles, the by-laws, or a unanimous shareholder agreement, be determined by the majority of the votes duly cast on the question. In case of an equality of votes, the chair presiding at the meeting shall not have a second or casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder.

10.23	Show of Hands

At all meetings of shareholders, every question submitted to the meeting shall be decided by a show of hands unless a ballot thereon is required by the chair or is demanded by a shareholder or proxyholder present and entitled to vote. Upon a show of hands every person present who is either a shareholder entitled to vote or the duly appointed proxyholder of such a shareholder shall have one vote. Before or after a vote by a show of hands has been taken upon any question, the chair may require, or any shareholder or proxyholder present and entitled to vote may demand, a ballot thereon. Unless a ballot is demanded, an entry in the minutes of a meeting of shareholders to the effect that the chair declared a motion to be carried is admissible in evidence as prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion.

10.24	Ballots

If a ballot is required by the chair of the meeting or is duly demanded by any shareholder or proxyholder and the demand is not withdrawn, a ballot upon the question shall be taken in such manner and at such time as the chair of the meeting shall direct.

10.25	Votes on Ballots

Unless the articles otherwise provide, upon a ballot each shareholder who is present in person or represented by proxy shall be entitled to one vote for each share in respect of which he or she is entitled to vote at the meeting and the result of the ballot shall be the decision of the meeting.

10.26	Electronic Voting

Any vote referred to in sections 10.23 and 10.24 may be held entirely by means of a telephonic, electronic or other communication facility if the Company makes available such a communication facility; provided the facility enables the votes to be gathered in a manner that permits their subsequent verification.

10.27	Adjournment

The chair presiding at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting decides, adjourn the meeting from time to time and from place to place and, subject to the Act and subsection 10.9(b) of this by-law no notice of such adjournment or of the adjourned meeting need be given to the shareholders. Subject to the Act, any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such meeting.

10.28	Quorum

At any meeting of shareholders, two individuals representing at least 5% of the issued and outstanding shares entitled to the vote at the meeting, present in person, each of whom is either a shareholder entitled to attend and vote at such meeting, or the proxyholder of such a shareholder appointed by means of a valid proxy, shall be a quorum for the choice of a chair (if required) and for the adjournment of the meeting. For all other purposes a quorum for any meeting of shareholders (unless a greater number of shareholders and/or a greater number of shares are required by the Act or by the articles or the by-laws) shall be two individuals present in person, each of whom is either a shareholder entitled to attend and vote at such meeting or the proxyholder of such a shareholder appointed by means of a valid proxy, holding or representing by proxy not less than ten percent of the total number of the issued shares of the Company for the time being enjoying voting rights at such meeting. No business shall be transacted at any meeting of shareholders while the requisite quorum is not present.

10.29	Only One Shareholder

Where the Company has only one shareholder, or only one holder of any class or series of shares, that shareholder present in person or by proxy constitutes a meeting.

ARTICLE 11
SHARES AND TRANSFERS

11.1	Issuance

Subject to the Act, the articles and any unanimous shareholder agreement, shares of the Company, or options to purchase the whole or any part of the authorized and unissued shares of the Company, may be issued at such time and to such persons and for such consideration as the directors may by resolution determine, but no share shall be issued until it is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Company would have received if the share had been issued for money.

11.2	Commissions

The directors may from time to time authorize the Company to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase shares of the Company from the Company or from any other person, or procuring or agreeing to procure purchasers for any such shares.

11.3	Register of Transfers

Subject to the STA, no transfer of a share shall be registered in a securities register except upon presentation of the certificate, if any, issued by the Company, representing the share with an endorsement which complies with the STA made on or delivered with it, duly executed by an appropriate person as provided by the STA, together with such reasonable assurance that the endorsement is genuine and effective as the Board may from time to time prescribe, on payment of all applicable taxes and any reasonable fees prescribed by the Board, on compliance with the restrictions on issue, transfer or ownership authorized by the articles or any unanimous shareholder agreement and on satisfaction of any lien referred to in section 11.4 of this by-law.

11.4	Lien on Shares

Subject to the Act, the Company has a lien on a share registered in the name of a shareholder or its legal representative for a debt of that shareholder to the Company. Such lien may be enforced by the Company in any manner permitted by law.

11.5	Share Certificates

(a)	Unless otherwise provided in the articles, the Board may provide by resolution that all or any classes and series of shares or other securities shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate until such certificate is surrendered to the Company.

(b)	Subject to subsection 11.5(a) of this by-law, every holder of one or more securities of the Company is entitled at its option to a security certificate or to a non-transferable written acknowledgement of its right to obtain a security certificate from the Company, stating the number, class or series of securities held by such holder as shown in the securities register. Such certificates and acknowledgements may be in physical form or electronic form capable of being printed and may be signed by any officer or director of the Company and notwithstanding any change in the persons holding such offices between the time of actual signing and the issuance of any certificate or acknowledgement and notwithstanding that the officer or director signing may not have held office at the date of the issuance of such certificate or acknowledgment, any such signed certificate or acknowledgement shall be valid and binding upon the Company.

(c)	Security certificates and acknowledgements of a shareholder’s right to a security certificate, respectively, shall (subject to compliance with the Act) be in such form as the directors may from time to time by resolution approve and, unless otherwise provided by resolution of the board, such certificates and acknowledgements may be in physical form or electronic form capable of being printed, and notwithstanding any change in the persons holding the offices named on the certificate or acknowledgment between the time of actual signing and the issuance of any certificate or acknowledgement and notwithstanding that any officer or director named on the certificate or acknowledgement may not have held office at the date of the issuance of such certificate or acknowledgment, any such certificate or acknowledgement shall be valid and binding upon the Company.

(d)	Notwithstanding section 2.4 of this by-law, the signature of the officer or director may be printed, engraved, lithographed or otherwise mechanically or electronically reproduced upon certificates and acknowledgements for shares of the Company, and certificates and acknowledgements so signed shall be deemed to have been manually signed by the officer or director whose signature is so printed, engraved, lithographed or otherwise mechanically or electronically reproduced thereon and shall be as valid as if they had been signed manually. Where the Company has appointed a transfer agent pursuant to subsection 11.6(a) of this by-law the signature of the officer or director may also be printed, engraved, lithographed or otherwise mechanically reproduced, and when countersigned by or on behalf of a transfer agent, share certificates and acknowledgements so signed shall be as valid as if they had been signed manually.

11.6	Transfer Agent

(a)	For each class of securities and warrants issued by it, the Company may, from time to time, appoint or remove:

(i)	a trustee, transfer agent or other agent to keep the securities register and the register of transfers and one or more persons or agents to keep branch registers; and

(ii)	a registrar, trustee or agent to maintain a record of issued security certificates and warrants;

and the person or persons appointed pursuant to this subsection shall be referred to in this by-law as a “transfer agent”.

(b)	Subject to compliance with the Act, the directors may by resolution provide for the transfer and the registration of transfers of shares of the Company in one or more places. A transfer agent shall keep all necessary books and registers of the Company for the registration and transfer of such shares of the Company. All share certificates issued by the Company for shares for which a transfer agent has been appointed as aforesaid shall be countersigned by or on behalf of the said transfer agent.

11.7	Transfer of Shares

Subject to the restrictions on transfer set forth in the articles, shares of the Company shall be transferable on the books of the Company in accordance with the applicable provisions of the Act.

11.8	Defaced, Destroyed, Stolen or Lost Certificates

Where the owner of a share or shares of the Company claims that the certificate for such share or shares has been lost, apparently destroyed or wrongfully taken, the Company shall issue a new share certificate in place of the original share certificate if such owner:

(a)	so requests before the Company has notice that shares represented by the original certificate have been acquired by a bona fide purchaser;

(b)	files with the Company an indemnity bond sufficient in the Company’s opinion to protect the Company and any transfer agent from any loss that it or any of them may suffer by complying with the request to issue a new share certificate; and

(c)	satisfies any other reasonable requirements imposed by the Company.

11.9	Joint Shareholders

If two or more persons are registered as joint holders of any share or shares, the Company is not bound to issue more than one share certificate in respect thereof and delivery of a share certificate to one of such persons is sufficient delivery to all of them.

11.10	Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Company shall not be required to make any entry in the securities register or register of transfers in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Company or any of its transfer agents.

ARTICLE 12
DIVIDENDS

12.1	Declaration of Dividends

Subject to the Act and the articles, the directors may from time to time declare and the Company may pay dividends to the shareholders according to their respective rights and interests in the Company. Dividends may be paid in money or property or by issuing fully paid shares of the Company or options or rights to acquire fully paid shares of the Company.

12.2	Joint Shareholders

(a)	In case several persons are registered as joint holders of any share or shares of the Company, the cheque for any dividend payable to such joint holders shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and if more than one address appears on the books of the Company in respect of such joint holding the cheque shall be mailed to the first address so appearing.

(b)	In case several persons are registered as the joint holders of any share or shares of the Company, any one of such persons may give effectual receipts for all dividends and payments on account of dividends on such shares and/or payments in respect of the redemption of such shares.

ARTICLE 13
RECORD DATES

13.1	Fixing Record Dates

For the purpose of determining shareholders:

(a)	entitled to receive payment of a dividend;

(b)	entitled to participate in a liquidation or distribution; or

(c)	for any other purpose except the right to receive notice of or to vote at a meeting;

the directors may fix in advance a date as the record date for such determination of shareholders, but such record date shall not precede by more than fifty days the particular action to be taken.

13.2	No Record Date Fixed

If no record date is fixed pursuant to section 13.1 of this by-law, the record date for the determination of shareholders for any purpose other than to establish a shareholder’s right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

13.3	Notice of Record Date

If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed:

(a)	by advertisement in a newspaper published or distributed in the place where the Company has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and

(b)	by written notice to each stock exchange in Canada on which the shares of the Company are listed for trading.

13.4	Effect of Record Date

In every case where a record date is fixed pursuant to section 13.1 of this by-law in respect of the payment of a dividend, the making of a liquidation distribution or the issue of warrants or other rights to subscribe for shares or other securities, only shareholders of record at the record date shall be entitled to receive such dividend, liquidation distribution, warrants or other rights.

ARTICLE 14
CORPORATE RECORDS AND INFORMATION

14.1	Keeping of Corporate Records

(a)	The Company shall prepare and maintain, at its registered office or at such other place in Ontario designated by the directors:

(i)	the articles and the by-laws and all amendments thereto, and a copy of any unanimous shareholder agreement known to the directors;

(ii)	minutes of meetings and resolutions of shareholders;

(iii)	a register of directors in which are set out the names and residence addresses, while directors, including the street and number, if any, of all persons who are or have been directors with the several dates on which each became or ceased to be a director;

(iv)	a securities register in which are recorded the securities issued by the Company in registered form, showing with respect to each class or series of securities:

(A)	the names, alphabetically arranged, of persons who:

(I)	are or have been within six years registered as shareholders and the address including the street and number, if any, of every such person while a holder, and the number and class of shares registered in the name of such holder;

(II)	are or have been within six years registered as holders of debt obligations of the Company and the address including the street and number, if any, of every such person while a holder, and the class or series and principal amount of the debt obligations registered in the name of such holder; or

(III)	are or have been within six years registered as holders of warrants of the Company, other than warrants exercisable within one year from the date of issue and the address including the street and number, if any, of every such person while a registered holder, and the class or series and number of warrants registered in the name of such holder; and

(B)	the date and particulars of the issue of each security and warrant.

(b)	In addition to the records described in section 14.1 of this by-law, the Company shall prepare and maintain adequate accounting records and records containing minutes of meetings and resolutions of the directors and any committee. The records described in this subsection shall be kept at the registered office of the Company or at such other place in Ontario as is designated by the directors and shall be open to examination by any director during normal business hours of the Company.

(c)	The Company shall also cause to be kept a register of transfers in which all transfers of securities issued by the Company in registered form and the date and other particulars of each transfer shall be set out.

14.2	Access to Corporate Records

Shareholders and creditors of the Company and their agents and legal representatives may examine the records referred to in subsection 14.1(a) of this by-law during the usual business hours of the Company and may take extracts therefrom, free of charge. If the Company is an offering corporation, any other person may examine such records during the usual business hours of the Company and may take extracts therefrom upon payment of a reasonable fee.

14.3	Copies of Certain Corporate Records

A shareholder is entitled upon request and without charge to one copy of the articles and by-laws and of any unanimous shareholder agreement.

14.4	Report to Shareholders

A copy of the financial statements of the Company, a copy of the auditor’s report, if any, to the shareholders and a copy of any further information respecting the financial position of the Company and the results of its operations required by the articles, the by-laws or any unanimous shareholder agreement which are to be placed before an annual meeting of shareholders pursuant to the Act shall be sent to each shareholder not less than ten days before such annual meeting of shareholders or before the signing of a resolution in accordance with the Act in lieu of such annual meeting, except to a shareholder who has informed the Company in writing that it does not wish to receive a copy of those documents.

14.5	No Discovery of Information

Except as specifically provided for in this Article 14, and subject to all applicable law, no shareholder shall be entitled to or to require discovery of any information respecting any details or conduct of the Company’s business which in the opinion of the directors would be inexpedient or inadvisable in the interests of the Company to communicate to the public.

14.6	Conditions for Inspection

The board may from time to time by resolution determine whether and to what extent and at what times and place and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of shareholders, and no shareholder shall have any right to inspect any account or book or document of the Company, except as specifically provided for in this Article 14 or as otherwise provided for by statute or as authorized by resolution of the board.

ARTICLE 15
FORUM SELECTION

15.1	Forum for Adjudication of Certain Disputes

Unless the Company consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and the appellate Courts therefrom (or, failing such court, any other “court” as defined in the Act having jurisdiction and the appellate Courts therefrom), shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)	any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company;

(c)	any action or proceeding asserting a claim arising pursuant to any provision of the Act or the articles or the by-laws of the Company (as either may be amended from time to time); or

(d)	any action or proceeding asserting a claim otherwise related to the “affairs” (as defined in the Act) of the Company.

If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of Ontario (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (a) the personal jurisdiction of the provincial and federal Courts located within the Province of Ontario in connection with any action or proceeding brought in any such Court to enforce this Section 15.1 and (b) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder.

ARTICLE 16
NOTICES

16.1	Method of Giving

Any notice, communication or other document to be sent or given by the Company to a shareholder, director, officer, or auditor of the Company under the Act, the articles or by-laws shall be sufficiently sent and given if delivered personally to the person to whom it is to be given or if delivered to the last address as shown in the records of the Company or its transfer agent or if mailed by prepaid ordinary mail in a sealed envelope addressed to such person at the last address as shown on the records of the Company or its transfer agent or if sent by any means of wire or wireless or any other form of transmitted or recorded communication. The Secretary may change the address on the records of the Company of any shareholder in accordance with any information believed by him or her to be reliable. A notice, communication or document so delivered shall be deemed to have been sent and given when it is delivered personally or delivered at the address aforesaid. A notice, communication or document so mailed shall be deemed to have been sent and given on the day it is deposited in a post office or public letter box and shall be deemed to be received by the addressee on the fifth day after such mailing. A notice sent by any means of wire or wireless or any other form of transmitted or recorded communication shall be deemed to have been given when sent.

16.2	Shares Registered in More Than One Name

All notices or other documents with respect to any shares of the Company registered in the names of two or more persons as joint shareholders shall be addressed to all of such persons and sent to the address or addresses for such persons as shown in the records of the Company or its transfer agent but notice to one of such persons shall be sufficient notice to all of them.

16.3	Persons Becoming Entitled by Operation of Law

Subject to the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares of the Company shall be bound by every notice or other document in respect of such share or shares which previous to such person’s name and address being entered on the records of the Company shall be duly given to the person or persons from whom such person derives title to such share or shares.

16.4	Deceased Shareholder

Any notice or document delivered or sent to any shareholder as his or her address appears on the records of the Company shall, notwithstanding that such shareholder is then deceased and whether or not the Company has notice of his or her death, be deemed to have been duly given or served in respect of the shares whether held solely or jointly with other persons by such shareholder until some other person is entered in his or her stead on the records of the Company as the holder or one of the joint holders thereof and such service of such notice shall for all purposes be deemed a sufficient service of such notice or document on his or her heirs, executors or administrators and on all persons, if any, interested with him or her in such shares.